UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  June 28, 2018
(Date of earliest event reported:  June 22, 2018)
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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2018, Richard D. Gallagher announced his intention to retire from his position as executive vice president, merchandising, of Haverty Furniture Companies, Inc. ("Havertys" or the "company") to focus on improving his health and spend more time with his family.  Mr. Gallagher's retirement will be effective as of September 30, 2018.

On June 28, 2018, the company announced changes in leadership resulting from Mr. Gallagher's retirement.

John L. Gill to be promoted to senior vice president, merchandising, effective July 1, 2018. Mr. Gill joined the company in 2000 and has served in a variety of leadership positions, most recently as vice president, merchandising since 2017 and vice president, operations from 2015 to 2017, in addition to duties as a regional manager from 2006 to 2018.

Kathleen M. Daly, senior vice president, marketing, joined Havertys in 2014. She has over 20 years of experience in marketing and joined the company from Google where she served as Head of Industry, Retail Vertical from 2007 to 2014.

In conjunction with the retirement of Mr. Gallagher, Ms. Daly and Mr. Gill will each report to Clarence H. Smith, chairman, president and chief executive officer, effective July 1, 2018.

Item 8.01.   Other Events.

On June 28, 2018, the Company issued a press release announcing the retirement of Mr. Gallagher and the other leadership changes as described in this Current Report on Form 8-K.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

 99.1   Press Release dated June 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
June 28, 2018	By:
Jenny Hill Parker Senior Vice President, Secretary and Treasurer